NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2015 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 21, 2015 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three and six months ended June 30, 2015.

Operating revenue for the quarter ended June 30, 2015 increased 28.8% to $249.7 million from $193.9 million for the same quarter in 2014. Income from operations was $19.9 million, compared to $27.6 million in the prior-year quarter. Net income during the period was $11.8 million compared to $17.2 million in the second quarter of 2014. Net income per diluted share for the second quarter of 2015 was $0.38 compared to $0.55 in the prior-year quarter.

Included in the second quarter 2015 are approximately $6.9 million in deal and integration costs associated with the acquisition of Towne Air. Adjusted income from operations was $26.8 million, compared with $27.6 million in the prior-year quarter. Adjusted net income for the period was $16.0 million compared to $17.2 million in the prior year quarter. Adjusted income per diluted share was $0.51 compared to $0.55 a year ago.

Operating revenue for the six months ended June 30, 2015 increased 24.7% to $455.6 million from $365.4 million for the same period in 2014. Income from operations was $28.2 million, compared with $43.9 million in the prior-year period. As a percent of operating revenue, income from operations was 6.2%, compared with 12.0% in the same period last year. Net income during the period was $16.7 million compared to $27.4 million in the prior-year period. Income per diluted share for the six months ended June 30, 2015 was $0.53 compared with $0.87 in the prior-year period.

Included in the six months ended June 30, 2015 are approximately $18.7 million in deal and integration costs associated with the acquisition of Towne Air. Adjusted income from operations was $46.9 million, compared with $44.8 million for the same period of 2014. Adjusted net income for the period was $28.1 million compared to $28.0 million in 2014. Adjusted income per diluted share was $0.90 compared to $0.89 a year ago.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the second quarter said, “With the full quarter benefit of our acquisition of Towne Air Freight we are pleased to report achieving a $1 billion revenue run rate. Since our March 9, 2015 acquisition of Towne, our primary focus has been to minimize revenue attrition, maximize the retention of owner-operators and most importantly provide superior service to both our existing as well as our new customers. While we are pleased with how all three of these integration initiatives have progressed it’s fair to say we underestimated both the cost and time necessary to achieve them.”

Commenting further on the Towne integration, Mr. Campbell said, “We challenged our people to have the Towne integration completed prior to the end of the second quarter. At this time,we estimate that we are 85% to 90% there. Over the course of the third quarter we will continue to right size headcount, evaluate non-core service offerings, drive improvements in productivity and rebalance the network. While the Towne acquisition will definitely be a contributor to our second half 2015 results, it is important to understand the real value comes in our 2016 results and beyond.”

In closing, Mr. Campbell said, “As always I want to recognize the hard work and dedication of our employees and owner-operators. It’s their commitment that allowed us to provide industry leading service through the disruptions that always accompany a major integration.”

Commenting on the Company's guidance for the third quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our third quarter 2015 revenues will increase in the range of 23% to 27% over the comparable 2014 period. Without regard to additional costs of integration we expect income per diluted share to be between $0.58 and $0.62 per share. This compares to $0.54 per share in the third quarter of 2014.”

Commenting further on the Company’s full year 2015 guidance Mr. Bell said, “Primarily due to the slower than anticipated integration of Towne Air we are reducing our full year 2015 earnings guidance to a range of $2.15 to $2.25 per share.

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2015 results on Wednesday, July 22, 2015 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1074. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Forward Air Solutions, which we formed in July 2007, provides pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

Total Quality ("TQI"), which we acquired in March 2013, provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating revenue	$249,694	$193,852	$455,612	$365,420

Operating expenses:
Purchased transportation	107,482	82,834	196,819	156,385
Salaries, wages and employee benefits	61,886	44,391	115,789	85,813
Operating leases	18,277	8,165	34,033	16,516
Depreciation and amortization	9,519	7,751	18,202	14,764
Insurance and claims	6,240	3,104	11,371	7,231
Fuel expense	4,188	5,172	8,208	9,977
Other operating expenses	22,194	14,840	43,033	30,868
Total operating expenses	229,786	166,257	427,455	321,554
Income from operations	19,908	27,595	28,157	43,866

Other income (expense):
Interest expense	(570)	(101)	(934)	(183)
Other, net	(89)	112	(138)	198
Total other income (expense)	(659)	11	(1,072)	15
Income before income taxes	19,249	27,606	27,085	43,881
Income taxes	7,425	10,428	10,425	16,502
Net income and comprehensive income	$11,824	$17,178	$16,660	$27,379

Net income per share:
Basic	$0.38	$0.56	$0.54	$0.89
Diluted	$0.38	$0.55	$0.53	$0.87

Dividends per share:	$0.12	$0.12	$0.24	$0.24

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Three months ended
		Integration and	Adjusted
	June 30, 2015 (1)	Deal Costs	June 30, 2015
Income from operations	$19.9	$6.9	$26.8

Income taxes	7.4	2.7	10.1

Net income	$11.8	$4.2	$16.0

Weighted average diluted shares outstanding	31,104	31,104	31,104

Net income per share:	$0.38	$0.14	$0.51

(1) - As reported in accordance with United States generally accepted accounting principles.

	Three months ended
		Integration and	Adjusted
	June 30, 2014 (1)	Deal Costs	June 30, 2014
Income from operations	$27.6	$—	$27.6

Income taxes	10.4	—	10.4

Net income	$17.2	$—	$17.2

Weighted average diluted shares outstanding	31,408	—	31,408

Net income per share:	$0.55	$—	$0.55

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In millions, except per share data)
(Unaudited)

	Six months ended
		Integration and	Adjusted
	June 30, 2015 (1)	Deal Costs	June 30, 2015
Income from operations	$28.2	$18.7	$46.9

Income taxes	10.4	7.3	17.7

Net income	$16.7	$11.4	$28.1

Weighted average diluted shares outstanding	31,088	31,088	31,088

Net income per share:	$0.53	$0.37	$0.90

(1) - As reported in accordance with United States generally accepted accounting principles.

	Six months ended
		Integration and	Adjusted
	June 30, 2014 (1)	Deal Costs	June 30, 2014
Income from operations	$43.9	$0.9	$44.8

Income taxes	16.5	0.3	16.8

Net income	$27.4	$0.6	$28.0

Weighted average diluted shares outstanding	31,364	31,364	31,364

Net income per share:	$0.87	$0.02	$0.89

(1) - As reported in accordance with United States generally accepted accounting principles.

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$140.9	66.7%	$108.0	70.0%	$32.9	30.5%
Logistics services
Expedited full truckload - TLX	27.5	13.0	19.2	12.4	8.3	43.2
Intermodal/drayage	21.8	10.3	14.3	9.3	7.5	52.4
Total Logistics services	49.3	23.3	33.5	21.7	15.8	47.2
Other Forward Air services	21.2	10.0	12.8	8.3	8.4	65.6
Forward Air - Total revenue	211.4	84.7	154.3	79.6	57.1	37.0
TQI - Pharmaceutical services	11.8	4.7	13.7	7.1	(1.9)	(13.9)
Forward Air Solutions - Pool distribution	27.7	11.1	26.9	13.9	0.8	3.0
Intersegment eliminations	(1.2)	(0.5)	(1.0)	(0.6)	(0.2)	20.0
Consolidated operating revenue	$249.7	100.0%	$193.9	100.0%	$55.8	28.8%

	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$61.1	43.4%	$44.8	41.5%	$16.3	36.4%
Logistics services
Expedited full truckload - TLX	19.6	71.3	14.7	76.6	4.9	33.3
Intermodal/drayage	8.3	38.1	6.1	42.7	2.2	36.1
Total Logistics services	27.9	56.6	20.8	62.1	7.1	34.1
Other Forward Air services	6.4	30.2	3.0	23.4	3.4	113.3
Forward Air - Total purchased transportation	95.4	45.1	68.6	44.5	26.8	39.1
TQI - Pharmaceutical services	5.4	45.8	7.2	52.5	(1.8)	(25.0)
Forward Air Solutions - Pool distribution	7.5	27.1	7.8	29.0	(0.3)	(3.8)
Intersegment eliminations	(0.9)	75.0	(0.8)	80.0	(0.1)	12.5
Consolidated purchased transportation	$107.4	43.0%	$82.8	42.7%	$24.6	29.7%

Forward Air Corporation
Components of Consolidated Revenue and Purchased Transportation
(In millions)
(Unaudited)

	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating Revenue
Forward Air
Airport-to-airport	$254.2	66.9%	$205.7	71.3%	$48.5	23.6%
Logistics services
Expedited full truckload - TLX	50.8	13.4	36.6	12.7	14.2	38.8
Intermodal/drayage	39.7	10.4	23.3	8.1	16.4	70.4
Total Logistics services	90.5	23.8	59.9	20.8	30.6	51.1
Other Forward Air services	35.4	9.3	22.8	7.9	12.6	55.3
Forward Air - Total revenue	380.1	83.4	288.4	78.9	91.7	31.8
TQI - Pharmaceutical services	23.1	5.1	24.7	6.8	(1.6)	(6.5)
Forward Air Solutions - Pool distribution	54.9	12.1	54.3	14.9	0.6	1.1
Intersegment eliminations	(2.5)	(0.6)	(2.0)	(0.6)	(0.5)	25.0
Consolidated operating revenue	$455.6	100.0%	$365.4	100.0%	$90.2	24.7%

	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Purchased Transportation
Forward Air
Airport-to-airport	$111.1	43.7%	$85.5	41.6%	$25.6	29.9%
Logistics services
Expedited full truckload - TLX	36.5	71.9	28.4	77.6	8.1	28.5
Intermodal/drayage	14.7	37.0	9.9	42.5	4.8	48.5
Total Logistics services	51.2	56.6	38.3	63.9	12.9	33.7
Other Forward Air services	10.2	28.8	5.6	24.6	4.6	82.1
Forward Air - Total purchased transportation	172.5	45.4	129.4	44.9	43.1	33.3
TQI - Pharmaceutical services	11.1	48.1	12.7	51.4	(1.6)	(12.6)
Forward Air Solutions - Pool distribution	15.0	27.3	15.9	29.3	(0.9)	(5.7)
Intersegment eliminations	(1.8)	72.0	(1.6)	80.0	(0.2)	12.5
Consolidated purchased transportation	$196.8	43.2%	$156.4	42.8%	$40.4	25.8%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2015	December 31, 2014 (a)
Assets
Current assets:
Cash and cash equivalents	$42,531	$41,429
Accounts receivable, net	122,356	95,326
Other current assets	28,455	13,200
Total current assets	193,342	149,955

Property and equipment	317,835	305,188
Less accumulated depreciation and amortization	144,638	132,699
Net property and equipment	173,197	172,489
Goodwill and other acquired intangibles:
Goodwill	206,530	144,412
Other acquired intangibles, net of accumulated amortization	133,262	72,705
Total net goodwill and other acquired intangibles	339,792	217,117
Other assets	3,029	2,244
Total assets	$709,360	$541,805

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$27,616	$20,572
Accrued expenses	33,191	22,583
Current portion of debt and capital lease obligations	55,906	276
Total current liabilities	116,713	43,431

Debt and capital lease obligations, less current portion	56,926	1,275
Other long-term liabilities	13,511	8,356
Deferred income taxes	33,726	25,180

Shareholders’ equity:
Common stock	308	303
Additional paid-in capital	150,812	130,107
Retained earnings	337,364	333,153
Total shareholders’ equity	488,484	463,563
Total liabilities and shareholders’ equity	$709,360	$541,805

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2015	June 30, 2014
Operating activities:
Net income	$11,824	$17,178
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,519	7,751
Share-based compensation	1,890	1,677
Loss (gain) on disposal of property and equipment	116	(128)
Provision for loss (recovery) on receivables	102	(127)
Provision for revenue adjustments	935	609
Deferred income tax (benefit)	(3,543)	1,441
Excess tax benefit for stock options exercised	(36)	(270)
Changes in operating assets and liabilities
Accounts receivable	(2,556)	(4,234)
Prepaid expenses and other current assets	(5,829)	(9,478)
Accounts payable and accrued expenses	(1,319)	4,764
Net cash provided by operating activities	11,103	19,183

Investing activities:
Proceeds from disposal of property and equipment	41	383
Purchases of property and equipment	(6,733)	(13,872)
Acquisition of business, net of cash acquired	(52)	—
Other	67	(133)
Net cash used in investing activities	(6,677)	(13,622)

Financing activities:
Payments of debt and capital lease obligations	(14,147)	(87)
Proceeds from exercise of stock options	1,212	1,740
Payments of cash dividends	(3,719)	(3,746)
Repurchase of common stock (repurchase program)	—	(19,985)
Common stock issued under employee stock purchase plan	228	148
Cash settlement of share-based awards for minimum tax withholdings	—	(2)
Excess tax benefit for stock options exercised	36	270
Net cash used in financing activities	(16,390)	(21,662)
Net (decrease) increase in cash	(11,964)	(16,101)
Cash at beginning of period	54,495	41,044
Cash at end of period	$42,531	$24,943

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2015	June 30, 2014
Operating activities:
Net income	$16,660	$27,379
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,202	14,764
Share-based compensation	3,676	3,329
Gain on disposal of property and equipment	(33)	(112)
Provision for loss (recovery) on receivables	83	(85)
Provision for revenue adjustments	1,842	1,250
Deferred income tax (benefit)	(498)	1,573
Excess tax benefit for stock options exercised	(2,365)	(907)
Changes in operating assets and liabilities
Accounts receivable	(4,887)	(12,727)
Prepaid expenses and other current assets	(3,210)	(2,429)
Accounts payable and accrued expenses	(10,908)	7,180
Net cash provided by operating activities	18,562	39,215

Investing activities:
Proceeds from disposal of property and equipment	623	462
Purchases of property and equipment	(11,962)	(33,420)
Acquisition of business, net of cash acquired	(62,375)	(82,998)
Other	(68)	(193)
Net cash used in investing activities	(73,782)	(116,149)

Financing activities:
Proceeds from term loan	125,000	—
Payments of debt and capital lease obligations	(73,263)	(9,578)
Proceeds from exercise of stock options	11,351	11,580
Payments of cash dividends	(7,433)	(7,479)
Repurchase of common stock (repurchase program)	—	(19,985)
Common stock issued under employee stock purchase plan	228	148
Cash settlement of share-based awards for minimum tax withholdings	(1,926)	(1,083)
Excess tax benefit for stock options exercised	2,365	907
Net cash provided by (used in) financing activities	56,322	(25,490)
Net increase (decrease) in cash	1,102	(102,424)
Cash at beginning of period	41,429	127,367
Cash at end of period	$42,531	$24,943

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Three months ended
Forward Air	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$211.4	84.7%	$154.3	79.6%	$57.1	37.0%
Operating expenses:
Purchased transportation	95.4	45.1	68.6	44.5	26.8	39.1
Salaries, wages, and employee benefits	48.8	23.1	32.9	21.3	15.9	48.3
Operating leases	16.1	8.0	6.2	4.0	9.9	159.7
Depreciation and amortization	7.0	3.3	5.4	3.5	1.6	29.6
Insurance and claims	5.1	2.4	2.4	1.6	2.7	112.5
Fuel expense	2.0	0.9	2.2	1.4	(0.2)	(9.1)
Other operating expenses	18.2	8.6	11.4	7.4	6.8	59.6
Income from operations	$18.8	8.9%	$25.2	16.3%	$(6.4)	(25.4)%

FASI	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$27.7	11.1%	$26.9	13.9%	$0.8	3.0%
Operating expenses:
Purchased transportation	7.5	27.1	7.8	29.0	(0.3)	(3.8)
Salaries, wages, and employee benefits	10.6	38.3	9.3	34.6	1.3	14.0
Operating leases	2.1	7.6	2.0	7.4	0.1	5.0
Depreciation and amortization	1.5	5.4	1.4	5.2	0.1	7.1
Insurance and claims	0.9	3.2	0.5	1.9	0.4	80.0
Fuel expense	1.3	4.7	1.8	6.7	(0.5)	(27.8)
Other operating expenses	3.7	13.3	3.1	11.5	0.6	19.4
Income from operations	$0.1	0.4%	$1.0	3.7%	$(0.9)	(90.0)%

TQI	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$11.8	4.7%	$13.7	7.1%	$(1.9)	(13.9)%
Operating expenses:
Purchased transportation	5.4	45.8	7.2	52.5	(1.8)	(25.0)
Salaries, wages, and employee benefits	2.5	21.2	2.2	16.1	0.3	13.6
Operating leases	—	—	—	—	—	—
Depreciation and amortization	1.0	8.5	1.0	7.3	—	—
Insurance and claims	0.3	2.5	0.2	1.5	0.1	50.0
Fuel expense	0.9	7.6	1.2	8.8	(0.3)	(25.0)
Other operating expenses	0.7	5.9	0.5	3.6	0.2	40.0
Income from operations	$1.0	8.5%	$1.4	10.2%	$(0.4)	(28.6)%

Intercompany Eliminations	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(1.2)	(0.5)%	$(1.0)	(0.5)%	$(0.2)	20.0%
Operating expenses:
Purchased transportation	(0.9)	75.0	(0.8)	80.0	(0.1)	12.5
Other operating expenses	(0.3)	25.0	(0.2)	20.0	(0.1)	50.0
Income from operations	$—	—%	$—	—%	$—	—%

Consolidated	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$249.7	100.0%	$193.9	100.0%	$55.8	28.8%
Operating expenses:
Purchased transportation	107.4	43.0	82.8	42.7	24.6	29.7
Salaries, wages, and employee benefits	61.9	24.8	44.4	22.9	17.5	39.4
Operating leases	18.2	7.3	8.2	4.2	10.0	122.0
Depreciation and amortization	9.5	3.8	7.8	4.0	1.7	21.8
Insurance and claims	6.3	2.5	3.1	1.6	3.2	103.2
Fuel expense	4.2	2.0	5.2	2.7	(1.0)	(19.2)
Other operating expenses	22.3	8.9	14.8	7.6	7.5	50.7
Income from operations	$19.9	8.0%	$27.6	14.2%	$(7.7)	(27.9)%

Forward Air Corporation
Segment Information
(In millions)
(unaudited)

	Six months ended
Forward Air	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$380.1	83.4%	$288.4	78.9%	$91.7	31.8%
Operating expenses:
Purchased transportation	172.5	45.4	129.4	44.9	43.1	33.3
Salaries, wages, and employee benefits	90.3	23.8	63.0	21.8	27.3	43.3
Operating leases	29.8	7.8	12.0	4.2	17.8	148.3
Depreciation and amortization	13.2	3.5	10.3	3.6	2.9	28.2
Insurance and claims	9.1	2.4	5.5	1.9	3.6	65.5
Fuel expense	3.9	1.0	4.1	1.4	(0.2)	(4.9)
Other operating expenses	35.3	9.3	23.5	8.1	11.8	50.2
Income from operations	$26.0	6.8%	$40.6	14.1%	$(14.6)	(36.0)%

FASI	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$54.9	12.1%	$54.3	14.9%	$0.6	1.1%
Operating expenses:
Purchased transportation	15.0	27.3	15.9	29.3	(0.9)	(5.7)
Salaries, wages, and employee benefits	20.7	37.7	18.7	34.4	2.0	10.7
Operating leases	4.2	7.7	4.5	8.3	(0.3)	(6.7)
Depreciation and amortization	3.1	5.6	2.7	5.0	0.4	14.8
Insurance and claims	1.8	3.3	1.3	2.4	0.5	38.5
Fuel expense	2.6	4.7	3.5	6.5	(0.9)	(25.7)
Other operating expenses	7.2	13.1	6.7	12.3	0.5	7.5
Income from operations	$0.3	0.6%	$1.0	1.8%	$(0.7)	(70.0)%

TQI	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$23.1	5.1%	$24.7	6.8%	$(1.6)	(6.5)%
Operating expenses:
Purchased transportation	11.1	48.1	12.7	51.4	(1.6)	(12.6)
Salaries, wages, and employee benefits	4.8	20.8	4.1	16.6	0.7	17.1
Operating leases	0.1	0.4	—	—	0.1	—
Depreciation and amortization	1.9	8.2	1.7	6.9	0.2	11.8
Insurance and claims	0.4	1.7	0.4	1.6	—	—
Fuel expense	1.8	7.8	2.4	9.7	(0.6)	(25.0)
Other operating expenses	1.1	4.8	1.1	4.5	—	—
Income from operations	$1.9	8.2%	$2.3	9.3%	$(0.4)	(17.4)%

Intercompany Eliminations	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$(2.5)	(0.6)%	$(2.0)	(0.6)%	$(0.5)	25.0%
Operating expenses:
Purchased transportation	(1.8)	72.0	(1.6)	80.0	(0.2)	12.5
Other operating expenses	(0.7)	28.0	(0.4)	20.0	(0.3)	75.0
Income from operations	$—	—%	$—	—%	$—	—%

Consolidated	June 30,	Percent of	June 30,	Percent of		Percent
	2015	Revenue	2014	Revenue	Change	Change
Operating revenue	$455.6	100.0%	$365.4	100.0%	$90.2	24.7%
Operating expenses:
Purchased transportation	196.8	43.2	156.4	42.8	40.4	25.8
Salaries, wages, and employee benefits	115.8	25.4	85.8	23.5	30.0	35.0
Operating leases	34.1	7.5	16.5	4.5	17.6	106.7
Depreciation and amortization	18.2	4.0	14.7	4.0	3.5	23.8
Insurance and claims	11.3	2.5	7.2	2.0	4.1	56.9
Fuel expense	8.3	2.0	10.0	2.7	(1.7)	(17.0)
Other operating expenses	42.9	9.4	30.9	8.5	12.0	38.8
Income from operations	$28.2	6.2%	$43.9	12.0%	$(15.7)	(35.8)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2015	2014	Change

Operating ratio	91.1%	83.7%	8.8%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	650,276	473,146	37.4
Average weekly pounds ¹	50,803	36,965	37.4

Linehaul shipments
Total linehaul	1,011,107	731,002	38.3
Average weekly	78,993	57,110	38.3

Forward Air Complete shipments	256,553	139,572	83.8
As a percentage of linehaul shipments	25.4%	19.1%	33.0

Average linehaul shipment size	643	647	(0.6)

Revenue per pound ²
Linehaul yield	$17.37	$17.66	(1.3)
Fuel surcharge impact	1.20	2.03	(3.6)
Forward Air Complete impact	3.09	3.13	(0.2)
Total airport-to-airport yield	$21.66	$22.82	(5.1)

Expedited full truckload - TLX:
Miles
Owner operator ¹	8,125	6,930	17.2
Third party ¹	6,284	4,570	37.5
Total Miles	14,409	11,500	25.3

Revenue per mile	$1.91	$1.67	14.4

Cost per mile	$1.36	$1.28	6.3%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Six months ended
	June 30,	June 30,	Percent
	2015	2014	Change

Operating ratio	93.2%	85.9%	8.5%

Business days	127.0	127.0	—
Business weeks	25.4	25.4	—

Airport-to-airport:
Tonnage
Total pounds ¹	1,166,456	914,861	27.5
Average weekly pounds ¹	45,923	36,018	27.5

Linehaul shipments
Total linehaul	1,796,607	1,393,482	28.9
Average weekly	70,733	54,861	28.9

Forward Air Complete shipments	426,288	247,146	72.5
As a percentage of linehaul shipments	23.7%	17.7%	33.9

Average linehaul shipment size	649	657	(1.2)

Revenue per pound ²
Linehaul yield	$17.45	$17.49	(0.2)
Fuel surcharge impact	1.23	2.03	(3.5)
Forward Air Complete impact	3.11	2.97	0.6
Total airport-to-airport yield	$21.79	$22.49	(3.1)

Expedited full truckload - TLX:
Miles
Owner operator ¹	14,078	13,898	1.3
Third party ¹	12,305	8,652	42.2
Total Miles	26,383	22,550	17.0

Revenue per mile	$1.92	$1.62	18.5

Cost per mile	$1.38	$1.26	9.5%

¹ - In thousands
² - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Important Information
This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission. We assume no duty to update these statements as of any future date.

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Towne or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate Towne. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Rodney L. Bell, 432-636-7000
rbell@forwardair.com